EXHIBIT 23.3

RP® FINANCIAL, LC. Financial Services Industry Consultants

November 14, 2008

Board of Directors
1st Security Bank of Washington
6920 220th Street, SW, Suite 200
Mountlake Terrace, Washington  98043

Members of the Board of Directors:

We hereby consent to the use of our firm’s name in the Application for Approval of Conversion, and any amendments thereto, to be filed with the Washington Department of Financial Institutions and the Federal Deposit Insurance Corporation, and in the Registration Statement on Form S-1, and any amendments thereto, to be filed with the Securities and Exchange Commission.  We also hereby consent to the inclusion of, summary of and references to our Pro Forma Valuation Report and any Valuation Report Updates in such filings including the prospectus of 1st Security Bancorp, Inc. and to the reference to our firm under the heading “Experts” in the prospectus.

Sincerely,

RP® FINANCIAL, LC.

Washington Headquarters Rosslyn Center 1700 North Moore Street, Suite 2210 Arlington, VA 22209	Telephone: (703) 528-1700 Fax No.: (703) 528-1788 Toll-Free No.: (866) 723-0594 www.rpfinancial.com E-Mail: mail@rpfinancial.com